UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2008 [April 22, 2008]

SUN WORLD PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52365 (Commission File Number)	20-4395271 (IRS Employer Identification No.)

1601-14 Street SW., Calgary, Alberta T3C 1E3

(Address of principal executive offices)               (Zip Code)

(403) 850-4120

Registrant’s telephone number, including area code

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 15, 2008, Sun World Partners Inc. (“we”, “us”, “our” or “Sun World”) finalized the execution of an acquisition agreement dated April 22, 2008 (the “Acquisition Agreement”) between Sun World, H Pay Card Inc.(“H Pay”), Tiempo de Mexico Ltd. (“Tiempo”), Kimberley Coonfer (“Coonfer”), Caribbean Overseas Investments Ltd. (“Caribbean”) and the stockholders of H Pay (the “H Pay Stockholders”).  Under the terms of the Acquisition Agreement, we agreed to acquire all of the issued and outstanding shares of H Pay resulting in H Pay,becoming a direct, wholly-owned subsidiary of Sun World.  Upon the acquisition of H Pay by Sun World, we agreed to issue to the shareholders of H Pay an aggregate of 12,000,000 shares of the common stock of Sun World.  Addition terms under the Acquisition Agreement provide for all of the issued and outstanding shares of our subsidiary, Tiempo (the “Tiempo Shares”) to be transferred to Coonfer and Caribbean in exchange for the  return to treasury of a total of 5,000,000 common shares of Sun World (the “Cancellation Shares”).  On the closing date, the Cancellation Shares shall be exchanged for the Tiempo Shares and $100,000 of the inter-company debt between Tiempo and Sun World shall be written off on the books of Tiempo and Sun World, and Tiempo shall provide a promissory note for the remaining intercompany debt between Tiempo and Sun World.

Closing of the Acquisition Agreement was scheduled for April 30, 2008, or any other dated that the Parties agreed to in writing (the “Closing Date”).  The closing of this transaction has not been completed and we anticipate the closing will take place on or prior to May 31, 2008.  The Acquisition Agreement is subject to, among other things, the following terms and conditions:

(a)

The satisfactory completion of due diligence investigations by both parties.

(b)

Delivery of audited financials of H Pay required pursuant to applicable securities laws.

Following completion of all of the above conditions on the Closing Date: (i) the Cancellation Shares of Sun World will be exchanged for all of the issued and outstanding shares of Tiempo and the Cancellation Shares will be returned to the treasury of Sun World and the Tiempo shares will be delivered to Coonfer and Caribbean; (ii)  Tiempo will no longer be a subsidiary of Sun World and $100,000 of intercompany debt shall be written off on the books of both Tiempo and Sun World with any remaining debt to be secured by a promissory note from Tiempo to Sun World; (iii)  H Pay will be acquired by Sun World and Sun World will be the sole shareholder of H Pay; and (iv) H Pay Stockholders will receive an aggregate of 12,000,000 shares of Sun World’s common stock representing 78.7% of the issued and outstanding shares of the Company.  The closing of this transaction will effect a change in control of Sun World.

Following the completion of the acquisition of H Pay, we will be engaged in the business of the development, distribution, marketing and sale of health payment processing products and services.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Copies of the following documents are included as exhibits to this current report pursuant to Item 601 of Regulation S-K:

Exhibit Number	Description
10.1	Acquisition Agreement	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN WORLD PARTNERS INC.
May 15, 2008	By: /s/ Tom Zapatinas Tom Zapatinas President and Director

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